UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                June 20, 2014

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY		10017
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 20, 2014, IntraLinks Holdings, Inc. (the “Company”), as a guarantor, and its wholly-owned direct and indirect subsidiaries, IntraLinks, Inc., as borrower (the “Borrower”), and IntraLinks International Holdings, LLC (“International”) and docTrackr, Inc., as guarantors (“docTrackr”), entered into the First Amendment (the “First Amendment”) to Credit Agreement dated as of February 24, 2014 (the “Revolving Credit Facility”), by and among the Company, the Borrower, International, docTrackr and JPMorgan Chase Bank, N.A., as lender (“Lender”).
The First Amendment amends certain provisions of the Revolving Credit Facility to, among other things, increase the commitment of the Lender to make revolving loans and issue letters of credit under the Revolving Credit Facility by $5,000,000 to allow for a maximum commitment of $15,000,000 under the Revolving Credit Facility. In addition, the First Amendment amends the borrowing base such that up to 50% of the Borrower’s eligible accounts receivable can be made up of account debtors of the Borrower based in certain European countries. In exchange for its agreement to enter into the First Amendment, the Borrower agreed to pay a small fee to the Lender.
The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the First Amendment, the form of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion in Item 1.01 of this Form 8-K regarding the Credit Facilities is hereby incorporated in this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:
10.1
First Amendment, dated as of June 20, 2014, to the Credit Agreement, dated as of February 24, 2014, by and among IntraLinks Holdings, Inc., IntraLinks International Holdings LLC and docTrackr, Inc. as Guarantors, IntraLinks, Inc. as Borrower and JPMorgan Chase Bank, N.A. as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 23, 2014
INTRALINKS HOLDINGS, INC.

By:      /s/ Derek Irwin
Derek Irwin
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1
First Amendment, dated as of June 20, 2014, to the Credit Agreement, dated as of February 24, 2014, by and among IntraLinks Holdings, Inc., IntraLinks International Holdings LLC and docTrackr, Inc. as Guarantors, IntraLinks, Inc. as Borrower and JPMorgan Chase Bank, N.A. as Lender.